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                                                                     Exhibit 3.1

                                   CERTIFICATE
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   GCIH, INC.

      I,_______________, being the duly elected _______________, of GCIH, Inc., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") do hereby certify the following:

      1. That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on December 12, 1985.

      2. The Board of Directors of the Corporation approved the foregoing amendment and restatement pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

      3. The stockholders of the Corporation approved the foregoing amendment and restatement pursuant to the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.
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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   GCIH, INC.


                                   ARTICLE ONE

      Section 1. Registered Name. The name of the corporation is GCIH, INC. (hereinafter referred to as the "Corporation").

                                   ARTICLE TWO

      Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be the Corporation Trust Company.

                                  ARTICLE THREE

      Section 1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

      Section 1. Authorized Shares.

            (a) The total number of shares of capital stock which the Corporation has authority to issue is 32,436,452 shares, consisting of:

                  1. 20,684,000 shares of Common Stock, par value $0.01 per share (the "Common Stock");

                  2. 11,752,452 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common");

            (b) The Common Stock and the Class B Common are hereafter collectively referred to as the "Capital Stock."


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            (c) In addition to any other consent or approval which may be required pursuant to this Certificate of Incorporation, no amendment or waiver of any provision of this Article Four shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock.

      Section 2. Capital Stock

            (a) Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, by this Restated Certificate of Incorporation or any amendments thereto, all of the voting power of the Corporation shall be vested in the holders of the Common Stock, and each holder of the Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders of the Corporation; except, that the voting rights of the holders of Common Stock with respect to the election of directors shall be governed by Section 1(b) of Article Five of this Certificate of Incorporation. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Class B Common shall have no voting rights.

            (b) Dividends. As and when dividends are declared or paid with respect to shares of Capital Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Capital Stock; provided, that (i) if dividends are declared or paid in shares of Capital Stock, the dividends payable to holders of Common Stock shall be payable in shares of Common Stock and the dividends payable to the holders of Class B Common shall be payable in shares of Class B Common and
(ii) if the dividends consist of other voting securities of the Corporation, the dividends payable to the holders of Class B Common shall be payable in shares of Class B Common non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common is convertible into the Common Stock.

            (c) Liquidation. The holders of Capital Stock shall be entitled to participate pro rata at the same rate per share of each class of Capital Stock in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

            (d) Conversion of Class B Common to Common Stock.

                  1. Right to Convert. Subject to Section 4(b) below, the holder or holders of a majority of the outstanding shares of Class B Common shall be entitled at any time to convert any or all of the outstanding shares of Class B Common into the same number of shares of Common Stock.

                  2. Surrender of Certificates. Each conversion of shares of Class B Common into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during


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                        normal business hours, together with a written notice by
                        the holder of shares of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Common Stock. Each conversion of Class B Common shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  3. Issuance of Certificates. Promptly after the surrender of certificates of Class B Common and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Common Stock issuable upon such conversion.

                  4. No Charge. The issuance of certificates for Common Stock upon conversion of Class B Common will be made without charge to the holders of such shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

                  5. Reserve Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Common Stock issuable upon conversion of all outstanding shares of Class B Common. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                  6. Closing Books. The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would


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                        interfere with the timely conversion of any shares of
                        Class B Common.

            (e) Conversion of Common Stock to Class B Common

                  1. Right to Convert. Subject to Section 5(b) below, any holder of Class B Common shall be entitled at any time to convert any or all of its shares of Common Stock into the same number of shares of Class B Common.

                  2. Surrender of Certificates. Each conversion of shares of Common Stock into shares of Class B Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of shares of such Class B Common stating that such holder desires to convert a stated number of the shares of such Common Stock represented by such certificate or certificates into shares of Class B Common. Each conversion of Common Stock shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Common Stock as such holder shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Class B Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common represented thereby.

                  3. Issuance of Certificates. Promptly after the surrender of certificates of Common Stock and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class B Common issuable upon such conversion.

                  4. No Charge. The issuance of certificates for Class B Common upon conversion of Common Stock will be made without charge to the holders of such shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class B Common.

                  5. Reserve Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common, solely for the purpose of issuance upon the conversion of the Common Stock, such number of shares of Class B Common


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                        issuable upon conversion of all outstanding shares of
                        Common Stock held by holders of Class B Common. All shares of Class B Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class B Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class B Common may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                  6. Closing Books. The Corporation shall not close its books against the transfer of shares of Class B Common in any manner which would interfere with the timely conversion of any shares of Common Stock.

            (f) Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Capital Stock, the outstanding shares of each other class of Capital Stock shall be proportionately subdivided or combined in a similar manner.

                                  ARTICLE FIVE

      Section 1. Board of Directors. The number of directors who shall serve on the Board of Directors (the "Board") shall be eight and such number may be increased or decreased from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board. At each annual meeting of stockholders, commencing with the 1999 annual meeting of stockholders, the common stockholders shall elect the directors, with each director to hold office until his or her successor shall have been duly elected and qualified or until his/her earlier death, resignation or removal.

            (a) Nomination. Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to serve as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders (a) by or at the direction of the Board or (b) by or on behalf of a stockholder of the Corporation, or a duly authorized proxy for such stockholder, who is a stockholder of record at the time of giving notice provided for in this paragraph and who shall be entitled to vote for the election of directors at the meeting. Any nominations not made by or at the direction of the Board must be made pursuant to a notice in writing to the Secretary of the Corporation delivered or mailed to, and received at, the principal executive offices of the Corporation not fewer than 120 days or more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to the stockholders generally; and further


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provided, however, that, notwithstanding the foregoing, with respect to the 1998 annual meeting of stockholders, such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to stockholders generally. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving such notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the number of shares of stock of the Corporation beneficially owned by such stockholder and represented by proxy and (iii) a description of all arrangements and understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. If the Board shall determine, based on the facts, that a nomination was not made in accordance with the above procedures, the Chairman of the Board shall so declare to the meeting and the defective nomination shall be disregarded.

            (b) Election. Directors shall be elected at the annual meeting of the stockholders or at any special meeting called for that purpose. In the election of directors of the corporation, the principle of cumulative voting shall apply. In any such election, each stockholder entitled to vote shall have votes equal to the number of his or her shares with voting rights multiplied by the number of directors to be elected at such meeting. Each stockholder may divide and distribute such stockholder's votes, as so calculated, among any two or more candidates for the directorships to be filled, or such stockholder may cast such stockholder's votes for a single candidate. At such election, the candidates receiving the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board.

            (c) Removal. Any director may be removed for "Cause" at any time by the affirmative vote of the majority of the Board. Any director may be removed without "Cause" at any time by the affirmative vote of the holders of a majority of the shares entitled to vote at a special meeting of stockholders called for that purpose; provided, that if less than the entire Board is to be removed, no director may be removed without "Cause" if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board. For purposes of this Certificate of Incorporation "Cause" shall mean the conviction of a felony involving the affairs of the Corporation.

            (d) Vacancies. Unless otherwise provided by the General Corporation Law as it now exists or unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only


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by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of the stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board shall shorten the term of any incumbent director.

            (e) Liability. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Section 2. Amendment. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote, following adoption of any such amendment, and submission for a vote, by a majority of the Board, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Five.

                                   ARTICLE SIX

      Section 1. Duration. The Corporation is to have perpetual existence.

                                  ARTICLE SEVEN

      Section 1. Special Election. The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE EIGHT

      Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Eight, the Corporation shall indemnify any such person seeking


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indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eight shall be a contract right and, subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Eight or advance of expenses under Section 5 of this Article Eight shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Eight is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 3. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any


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liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eight.

      Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article Eight in defending a proceeding shall be paid by the Corporation in advance of such proceed ing's final disposition unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

      Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

      Section 7. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

      Section 8. Merger or Consolidation. For purposes of this Article Eight, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE NINE

      Section 1. Amendment. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.


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      Section 2. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board is hereby authorized to adopt, amend or repeal the Bylaws of the Corporation.


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            IN WITNESS WHEREOF, the undersigned, being the _____________ of the
Corporation, under the penalties of perjury, do hereby declare and certify that this act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Restated Certificate of Incorporation as of this _______ day of _______________ 1998.





                                       GCIH, Inc.




                                       By:_____________________________
                                       Name:  Richard L. Solar
                                       Title: Senior Vice President